CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2012 relating to the financial statements, which appears in Power REIT’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement and to the reference to us under the heading "Selected Financial Data" in the Annual Report on Form 10-K, which is incorporated by reference in this Registration Statement.

/s/ Gibbons & Kawash, A.C.
Charleston, West Virginia

April 12, 2012